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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                VIXEL CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                               84-1176506
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

 11911 Northcreek Parkway South, Bothell, WA               98011
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(Address of principal executive offices)                (Zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following. [X]

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
Securities Act registration statement number to which this form relates:         333-81347
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                                                                              (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     to be so Registered                    Each Class is to be Registered


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Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.0015
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                                (Title of Class)



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 59 of the Prospectus included in the Registrant's Form S-1 Registration Statement, as amended, No 333-81347, first filed with the Securities and Exchange Commission (the "Commission") on June 23, 1999 and is incorporated herein by reference.

ITEM 2. EXHIBITS.

EXHIBIT
NUMBER  DESCRIPTION
3.1     Restated Certificate of Incorporation, as amended (1)

3.2 Form of Amended and Restated Certificate of Incorporation to be effective on the closing of the offering made pursuant to this Registration Statement (1)

3.3     Bylaws of the Registrant (1)

3.4 Bylaws of the Registrant to be effective upon the closing of the offering made pursuant to this Registration Statement (1)

4.1     Form of Registrant's Common Stock Certificate (1)

4.2     Amended and Restated Investors' Rights Agreement dated February 17, 1998
        (1)

4.3 First Amendment to Amended and Restated Investors' Rights Agreement dated February 17, 1998 (1)

4.4 Warrant to purchase shares of Series C Preferred Stock of the Registrant issued to Comdisco, Inc. (1)

4.5 Warrant to purchase shares of Series C Preferred Stock of the Registrant issued to MMC/GATX Partnership No. 1 (1)


4.6 Warrant to purchase shares of Series C Preferred Stock of the Registrant issued to Silicon Valley Bank (1)

4.7 Warrant to purchase shares of Series E Preferred Stock of the Registrant issued to Montgomery Securities (1)


4.8 Warrant to purchase shares of Series E Preferred Stock of the Registrant issued to Transamerica Business Credit Corporation (1)


4.9 Warrant to purchase shares of Series E Preferred Stock of the Registrant issued to Greyrock Capital (1)

4.10 Warrant to purchase shares of Series E Preferred Stock of the Registrant issued to Comdisco, Inc. (1)

4.11 Warrant to purchase shares of Series E Preferred Stock of the Registrant issued to Western Digital Corporation (1)

4.12    Warrant to purchase Common Stock issued to Sun Microsystems (1)




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(1)     Filed as an exhibit to the Registration Statement and incorporated herein by reference.



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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            VIXEL CORPORATION

                                            (Registrant)

Date:  September 2, 1999                      By: /s/ Kurtis L. Adams
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                                                Kurtis L. Adams
                                                Chief Financial Officer